UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

              Delaware                                                 1-2257          __                                   13-1394750

(State or other jurisdiction                           (Commission                                         (IRS Employer

       of incorporation)                                     File Number)                                      Identification No.)

135 East 57th Street, 14th Floor, New York, NY                                                              10022

          (Address of principal executive offices)                                                             (zip code)

Registrant’s telephone number, including area code: (800) 243-5544

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Jean-Marc Allain left the Company.  On August 20, 2018, the Company entered into an Agreement and Release (the “Separation Agreement”) with Mr. Allain, the Company’s former President, Chief Executive Officer, Chief Accounting Officer and Director.  Mr. Allain’s departure was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.  Under the terms of the Separation Agreement, the Company will, among other things, pay Mr. Allain $44,910. Pursuant to the Agreement, in addition to formalizing his resignation as an officer, Mr. Allain resigned as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2018	TRANS-LUX CORPORATION

	By:	/s/ Todd Dupee
		Name:	Todd Dupee
		Title:	Vice President and Chief Accounting Officer

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